Letter of Transmittal

Regarding Units in AMG Pantheon Fund, LLC

Tendered Pursuant to the Offer to Repurchase

Dated November 2, 2026

The Offer will expire on December 1, 2026

and this Letter of Transmittal must be received by

the Fund’s Administrator, by e-mail, mail, overnight mail, or by fax, by 11:59 p.m.,

Eastern Time, on December 1, 2026, unless the Offer is extended

Withdrawal rights will expire on the later of:

(i) 11:59 p.m., Eastern Time, on December 1, 2026, unless the Offer is extended, or

(ii) such date that a Member’s tender is accepted by the Fund

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to AMG Pantheon Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the Class 1 / Class 2 / Class 3 / Class 4 / Class 5 units of beneficial interest in the Fund (“Units”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Repurchase dated November 2, 2026 (the “Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Repurchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Repurchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Units or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Units or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units or portions thereof tendered hereby.

If the undersigned tenders Units and the Fund purchases those Units, the undersigned will receive a payment in cash or a non-interest bearing, uncertificated debt obligation. The cash payment of the purchase price for the Units or portion thereof of the undersigned, as described in Section 6 of the Offer to Repurchase, shall be wired to the account of the financial intermediary of the undersigned from which the subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

VALUATION DATE: December 31, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), December 1, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Administrator No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PART 1 – NAME (AS IT APPEARS ON YOUR AMG PANTHEON FUND, LLC STATEMENT) AND CONTACT INFORMATION

Fund Name:

Custodial Account #:

Account Name/Registration:

SSN or Tax ID:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Units.

☐ Full Repurchase

☐ Partial Repurchase of      Units (please only provide a number of Units, not a dollar amount)

PART 3 – PAYMENT

Payments will be directed back to the account at your financial intermediary from which your subscription funds were debited. Contact your financial intermediary if you have any questions.

PART 4 – SIGNATURE(S)

The undersigned Member acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Repurchase dated November 2, 2026 (the “Offer to Repurchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Repurchase. The undersigned represents that the undersigned is the beneficial owner of the Units in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering Member.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

PLEASE E-MAIL, MAIL OR FAX TO THE FUND’S ADMINISTRATOR AT:

Regular Mail AMG Pantheon Fund, LLC P.O. Box 534417 Pittsburgh, Pennsylvania 15253-4417	E-mail for Submission: pantheontenders2image@bnymellon.com E-mail for Inquiries: pantheoninvserv@bnymellon.com
Fax: (833) 286-8165
Overnight Mail
AMG Pantheon Fund, LLC Attn: 534417 AIM 154-0520 1350 Penn Avenue, Suite 102 Pittsburgh, PA 15222	FOR ADDITIONAL INFORMATION CALL: (877) 355-1566

Letter of Transmittal

for Clients of Merrill Lynch, Pierce, Fenner & Smith, Inc. Financial Advisors

Regarding Units in AMG Pantheon Fund, LLC

Tendered Pursuant to the Offer to Repurchase

Dated November 2, 2026

This Letter of Transmittal is for Sample Purposes Only.

Contact your financial advisor to obtain a customized tender offer form for your account.

The customized tender offer form provided by your financial advisor must be signed and returned to your financial advisor.

The tender offer form must be processed by your financial advisor by December 1, 2026.

The Offer will expire at 11:59 p.m., Eastern Time, on December 1, 2026,

unless the offer is extended

Withdrawal rights will expire on the later of:

(i) 11:59 p.m., Eastern Time, on December 1, 2026, unless the Offer is extended, or

(ii) such date that a Member’s tender is accepted by the Fund

Ladies and Gentlemen:

The undersigned hereby tenders to AMG Pantheon Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the Class 1 / Class 2 / Class 3 / Class 4 / Class 5 units of beneficial interest in the Fund (“Units”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Repurchase dated November 2, 2026 (the “Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Repurchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Repurchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Units or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Units or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units or portions thereof tendered hereby.

If the undersigned tenders Units and the Fund purchases those Units, the undersigned will receive a payment in cash or a non-interest bearing, uncertificated debt obligation. The cash payment of the purchase price for the Units or portion thereof of the undersigned, as described in Section 6 of the Offer to Repurchase, shall be wired to the account of the financial intermediary of the undersigned from which the subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

Tender Offer Signature Pages - U.S. Investors Document No.: Client Account No.: These Tender Offer Request Signature Pages (or “Signature Pages”) relate to the client’s (the “Client”) redemption or repurchase request from one or more investment funds (each, a “Fund”). The term “Fund” or “Funds” as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term “Interest” refers to any unit of participation, share, or other form of interest issued by a Fund. Registration / Client Account Details Account registration and address Account classification Taxpayer identification number Account Number Exempt payee code Exemption from FATCA reporting code FATCA classifications

Requested Tender / Redemption Details
Below are the details of your requested tender / redemption:
Fund Name:
Effective Date Cut-Off Date Channel Tender Type Units (If Partial)
Full Partial
Payment
Cash payments due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or Private Bank, as indicated above, who will facilitate the distribution of proceeds into the Client’s account.
Signature
By executing and submitting these Signature Pages, you acknowledge that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal. Except as stated in the Offer, this request is irrevocable. You acknowledge the absolute right of the Fund to reject any and all tenders, including those that the Fund determines, in its sole discretion, are not in the appropriate form. You represent that you are the beneficial owner of the Interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor.

Internal Revenue Code Certification Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows: (a) the Social Security/ Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9); (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding; and (c) if an exemption from the Foreign Account Tax Compliance Act (FATCA) reporting was requested on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct. Certification instructions. Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If one or more of the signatories listed here does not need to sign on behalf of the account, cross out their name. This does not apply to joint accounts. Signature 1:
Signature 1 Date
Signer’s name
(please print)
Signature 2:
Title
Signature 2 Date
Signer’s name
(please print)
Signature 3:
Title
Signature 3 Date
Signer’s name
(please print)
Signature 4:
Title
Signature 4 Date
Signer’s name
(please print)
Signature 5:
Title
Signature 5 Date
Signer’s name
(please print)
Signature 6:
Title
Signature 6 Date
Signer’s name
(please print)
Title

Investment Professional Attestation The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client’s investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client’s investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client’s contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es)/tranche(s) and series of Interests issued by each Fund in which the Client currently invests. Investment Professional name Production number / PB CAI number Investment Professional signature Date